Exhibit 99.1

Brigham Exploration Announces High Rate Vicksburg Completion, Two Unsuccessful High Reserve Potential Tests and Provides an Operational Update

          AUSTIN, Texas, Jan. 3 /PRNewswire-FirstCall/ -- Brigham Exploration Company (Nasdaq: BEXP) announced a high rate Vicksburg completion with its Sullivan C-33 and further encouragement in its Wyoming Mowry Shale play. Brigham also announced that its two late year high reserve potential tests were unsuccessful, and provided an operational update.

SIGNIFICANT WELLS RECENTLY COMPLETED, COMPLETING, DRILLING OR PREPARING TO DRILL

Development Wells	Objective	WI%	NRI	Status/Comments

Sullivan C-33	Vicksburg	100%	76%	Floyd Fault Block Field well production delayed to January, coming on line at rate of 9.5 MMcfed prior to drilling frac plugs on other pay zones
Dawson #1S	Vicksburg	100%	76%	Plan to commence sidetrack to offset high rate Triple Crown Field Sullivan F-33 in mid January
Sullivan State #14	Vicksburg	Est.100%	Est.76%	Expected mid February spud of Triple Crown Field Upper & Lower Vicksburg development well
Sullivan C-34	Vicksburg	Est.100%	Est.76%	Expected late March spud of Home Run Field well, potentially proving up significant potential locations and reserves
Mills Ranch 96 #1	Hunton	68%	56%	Production to sales of apparently significant well delayed due to complexity of completion
Mills Ranch 98 #2	Hunton	100%	75%	Remediation to resume in January, expect back on line late February
Renn #1 ST	Lower Frio	84%	63%	Plugged and abandoned, sidetrack unsuccessful
Marie Snyder #1	Oligocene	13%	10%	Completing after finding apparent pay intervals filled to base 450’ low to Cotten Land #1
Cotten Land #3	Oligocene	41%	29%	Drilling offset to Marie Snyder #1 @ 2,000’, results late February
Exploration Wells	Objective	WI%	NRI	Status / Comments
Williams Land #1	Planulina	59%	43%	High potential S. LA well plugged and abandoned after encountering tight & wet sands
Green Ranch #1	Lwr Frio	75%	56%	High potential Matagorda Cnty, TX well plugged and abandoned after encountering poor sand quality
State Tract 109 #1	Lwr Frio	75%	55%	Producing approximately 500 Mcfed after frac pac stimulation
State Tract 308 #1	Lwr Frio	75%	56%	Awaiting permit for high potential Sunset Reef test
Resource Plays	Objective	WI%	NRI	Status / Comments
Mill Trust 1-12H	Mowry	39%	30%	Completing 415’ of open hole lateral, remaining 885’ of cased hole for future completion, very strong shows encountered while drilling
Krejci Fed. #3-29H	Mowry	50%	40%	Fracture stimulating 3rd of 3 intervals in 1,400’ cased hole, will commingle with open hole section that produced 120-160 bopd and 120 Mcfgd
2007 Mowry Well	Mowry	50%	40%	Planned late February spud of 1st well in continuous rig line planned for Mowry development in 2007
Erickson 8-17 1-H	Bakken	100%	79%	After stimulation produced 200 bopd, declined rapidly to 45 bopd with sand apparently affecting production; currently cleaning out lateral and will put on rod pump to produce to sales
Mracheck 15-22 1-H	Bakken	100%	77%	Pre frac production rate of 50 bopd on rod pump, planning to fracture stimulate in late first quarter

          Gulf Coast Vicksburg Development

          Floyd Fault Block Field Update - The Sullivan C-33 was successfully fracture stimulated in three Lower Vicksburg “10” intervals and is currently commencing production at a rate of 6.1 MMcf of natural gas and 570 barrels of oil per day (9.5 MMcfe per day).  It appears that the well is producing only out of the top of the three completed intervals.  Brigham anticipates drilling out the composite frac plugs used to isolate the intervals during completion and commingle production in the next several weeks.  Brigham retains a 100% working interest in the Sullivan C-33, subject to a 33% back-in after payout. Although Brigham could have produced the Sullivan C-33 during the second half of December, the Company elected to bring the well on line after the first of the year, which therefore had a significant negative impact on fourth quarter production volumes.

          Triple Crown Field Development - Brigham plans to commence the Dawson #1S, a sidetrack of the previously drilled Dawson #1 well, by mid-January.  The Dawson #1S is the east offset to the Sullivan F-33, and is expected to test the same Upper Vicksburg pay intervals, which includes the Dawson sand pay zone that began producing in the Sullivan F-33 at a rate of 9.5 MMcfe per day. The Dawson #1S will also test the Loma Blanca, 9800’ and Brigham sand intervals, which remain behind pipe in the F-33.  Results for the Dawson #1S are expected in February.

          Following the Dawson #1S, Brigham plans to commence the Sullivan #14.  The Sullivan #14 will develop various Upper and Lower Vicksburg intervals, and potentially prove up significant additional Lower Vicksburg reserves.  Results for the Sullivan #14 are expected late March.

          Home Run Field Development - In late March, Brigham plans to commence the Sullivan C-34, a significant development well in its Home Run Field.  Based on recent well results and an updated interpretation, the Sullivan C-34 will be a structurally high location at various Lower Vicksburg intervals in the Home Run Field, and could potentially prove up significant additional locations and reserves during 2007.  Brigham expects to retain a 100% working interest in the Sullivan C-34, with results expected in May.

          Bud Brigham the Chairman, President and CEO stated, “The Vicksburg continued to perform strongly throughout 2006.  In addition to providing growth in proved developed reserves and production through our development drilling, we believe that we’ve also grown proved undeveloped, probable and possible reserves in the area.  Our continuous rig line in the Vicksburg planned for 2007 should not only develop existing proved undeveloped reserves, but should also move a portion of the recently defined probable reserves into the proved category.”

          Gulf Coast Exploration Trend

          Southern Louisiana Bayou Postillion Project, Iberia Parish - Brigham is currently drilling the Cotten Land #3, the first of multiple development wells planned to offset four recently drilled apparent producers.  Brigham retained working interests in two of the apparent producers, the recently drilled Marie Snyder #1 and the September 2006 Cotten Land #1.  Brigham operates the Cotten Land #3 with an approximate 41% working interest and the well is expected to encounter potential pay intervals approximately 300 feet high to the Marie Snyder #1.  Results are expected in March.

          In mid-December, the upper pay interval was added to the Cotten Land #1 production stream, which was recently producing at a rate of approximately 14.8 MMcfe per day.   The Marie Snyder #1 is expected to commence production to sales in the next several weeks, likely at a rate of 10 to 14 MMcfe per day.

          Southern Louisiana Mystic Bayou Project, St. Martin Parish - The Williams Land Company #1 encountered the apparent targeted intervals approximately 300 feet high to two down dip producers.  However, the primary prospective sand that appears to correlate to the down dip producers was poorly developed. Other thick prospective sands were encountered with very good reservoir quality, but were wet.  A thin interval appeared to be productive but was deemed non-commercial and therefore the well was plugged and abandoned. Additional high quality prospects remain in the Mystic Bayou Project for potential future drilling, several of which may be drilled in 2007.

          Texas Gulf Coast Green Ranch Project, Matagorda County - Brigham drilled the high reserve potential Green Ranch #1 to a depth of approximately 14,600 feet.  The well encountered no reservoir quality sands and has been plugged and abandoned.

          Bud Brigham stated, “Although the Green Ranch #1 and the Williams Land Company #1 wells were both exploration wells, we believed, because of the high quality nature of the prospects, that there was a high probability that we would be successful on at least one of the tests.  The Williams Land Company #1 is in the same general area as the recently successful Marie Snyder #1 and our previous Cotten Land #1 completion, and the Cotten Land #1 continues to produce at a rate of approximately 14.8 MMcfe per day.  This is an area where we discovered significant reserves during 2006.  In this same area we’re currently drilling the Cotten Land #3, which will likely be followed by another development well later this year.  We therefore remain very excited and committed to drilling and growing reserves in this area of Southern Louisiana.”

          Bud Brigham continued, “We also remain committed to drilling our high reserve potential Sunset Reef well in the Texas Gulf Coast, and we think it’s likely we will still want to drill our high reserve potential Green Ranch Deep test.  Sunset Reef and Green Ranch Deep are primarily Lower Frio Anomalina tests, and the Lower Frio Anomalina was not tested by our Green Ranch #1 well. Our 2005 State Tract 254 #1 Lower Frio Anomalina discovery is the nearest Lower Frio Anomalina test in the area.  That being stated, we will integrate the valuable information that we’re gleaning from the Green Ranch #1 well with our proprietary 3-D seismic data, which should provide us with an improved assessment of the risks associated with drilling in this area.”

          Anadarko Basin Hunton Development

          Mills Ranch Field Update - Completion of the Mills Ranch 96#1 to sales has been delayed due to operational complexities, primarily caused by a mixed stream of water and gas from two different producing zones, the lower Chimney Hill and Viola sections.  Brigham is currently preparing to isolate and stimulate the lowest apparent pay interval in the well, the Viola, which the company believes has yet to be adequately treated.  This operation should occur later this week.  Subsequent to production testing this interval, Brigham plans to isolate the lower Chimney Hill interval, which appears to be the likely water producing zone, in an attempt to confirm the water production.  The majority of the apparent pay in the well is in the upper portion of the Chimney Hill, and the middle and upper Hunton intervals, which remain behind pipe to be subsequently completed.  Brigham operates the Mills Ranch 96 #1 with a 68% working and 56% net revenue interest, with Panhandle Royalty (Amex: PHX) participating with a 10% working and 13% net revenue interest.

          Bud Brigham stated, “We still believe that this may be the most significant Mills Ranch Field well we’ve drilled to date, as it encountered more apparent pay than any of our prior Mills Ranch Field Hunton wells. However, the probable water bearing zone has complicated and delayed our completion and production to sales.  Given the apparently substantial amount of long life reserves involved, we are being very deliberate and thoughtful about our completion.  The upper Chimney Hill and a substantial amount of pay in the middle and upper Hunton will be completed following an assessment of the lower Chimney Hill and Viola sections.  These upper intervals are the same and only zones completed in our best well in the field, the Mills Ranch 97-1. The Mills Ranch 97-1 came on line in early 2001, has produced over 6 Bcfe to date, and should ultimately produce approximately 16 Bcfe.  Assuming operations proceed as expected, we hope to have all productive intervals in the Mills Ranch 96 #1 producing to sales by February.”

          Resource Plays

          Powder River Basin Mowry Shale Play - Brigham has successfully drilled and is currently completing its second horizontal Mowry well, the Mill Trust 1- 12H.  The Mill Trust 1-12H was drilled to a vertical depth of approximately 7,600 feet, after which a 1,300 foot lateral leg was drilled.  The Mills Trust 1-12H lateral section carried shows that covered 3 to 4 times the length of those encountered by the previously drilled Krecji #3 well.  Casing was set on the first 885 feet of the lateral, and Brigham is currently commencing production testing of the outer 415 feet of open hole interval.  It is likely that the company will fracture stimulate the open hole sections prior to installing pumping equipment.  The remaining 885 feet of cased section remains for future completion.

          Brigham is currently fracture stimulating the third of three intervals to be stimulated in the 1,381 foot cased hole portion of its first horizontal Mowry well, the Krecji #3.  The Krecji was previously production tested in the outer 219 foot open hole section, and subsequent to the stimulation and the installation of pumping equipment the well was producing from this open hole interval at rates of between 120 and 160 barrels of oil and approximately 120 Mcf of natural gas per day.  Subsequent to thoroughly testing the cased hole portion, Brigham plans to commingle all of the producing intervals together.

          Brigham owns a 50% interest in its Mowry joint venture, with American Oil and Gas, Inc. (Amex: AEZ) retaining a 45% interest and privately-held North Finn retaining 5%.  Brigham’s acreage holdings in the play have grown to approximately 60,000 net acres.  With success, assuming 160 acre spacing, up to 375 net locations could be drilled to fully develop Brigham’s acreage position.

          Williston Basin Bakken - Completion operations are continuing on Brigham’s second and third horizontal Bakken wells, the Mracheck 15-22 1-H and the Erickson 8-17 1-H.  The Mracheck has been producing on a rod pump at a rate of approximately 50 barrels of oil per day.  A fracture stimulation for the Mracheck is scheduled for mid January.

          The Erickson was fracture stimulated and subsequently commenced producing at a rate of 200 barrels of oil per day, but rapidly declined to a rate of approximately 45 barrels of oil per day, with frac sand apparently inhibiting the production.  Brigham is currently cleaning out the borehole and putting the well on rod pump to produce to sales.

          Brigham currently plans to commence its fourth Bakken well in 2007, which at this point, is likely to be a tri-lateral well.  Brigham has grown its acreage position in the Bakken to approximately 120,000 net acres, approximately 65,000 of which are in Montana, where the company controls all stratigraphic rights, and approximately 55,000 net acres in North Dakota.

          Bud Brigham stated, “We are very excited about our early results in the Mowry, and we are therefore planning to commence a continuous rig line beginning in late February to further evaluate and develop our acreage.  We expect to learn a great deal from our first two completions, which will pay dividends with our planned 2007 development.  Although it’s early, given the reserve potential and relative shallow depth of the Mowry, the economics here could become extremely compelling very early on in the program.  As a result, we continue to aggressively grow our acreage in the play.”

          Bud Brigham further stated, “We’ve also grown our acreage position in the Bakken, recently focusing primarily in Montana where other objectives, both shallower and deeper, provide additional drilling potential.  We believe the Bakken will work, but it will take time and innovation to optimize how to economically drill and complete wells in the play.  Fortunately, we have a substantial amount of acreage with generally long lease terms, and other operators are actively drilling wells in the area.  Of particular interest to us currently are the tri-laterals presently underway with some early encouragement.  Thus it is likely that our next Bakken well, planned for mid- year, will likely be a tri-lateral.”

          2006 OPERATIONAL STATISTICS

          During 2006 Brigham spud 43 wells, retaining an average working interest of approximately 57%.  Thirty-three of these wells have been or are currently being completed, one is currently drilling and nine have been plugged. Brigham’s gross and net completion rates thus far in 2006 are 79% and 80% respectively.

          Bud Brigham stated, “A consistent challenge during 2006 has been delays in completing our successful wells to sales.  We originally expected the Mills Ranch 96-1 and the Sullivan C-33 to have a material impact on fourth quarter production, but the continued delays in our completion of these wells have postponed their production until the first quarter of 2007.  Although neither well contributed to our fourth quarter volumes, both should be outstanding wells, contributing to a stronger ramp up in production during the first quarter 2007.  Despite the lack of contribution from these wells during the fourth quarter, we expect our fourth quarter production to average approximately 39 MMcfe per day, up from 36 MMcfe per day in the third quarter.”

          About Brigham Exploration

          Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces.  For more information about Brigham Exploration, please visit our website at http://www.bexp3d.com or contact Investor Relations at 512-427-3444.

          Forward Looking Statement Disclosure

          Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the federal securities laws.  Important factors that could cause our actual results to differ materially from those contained in the forward looking statements including our growth strategies, our ability to successfully and economically explore for and develop oil and gas resources, anticipated trends in our business‚ our liquidity and ability to finance our exploration and development activities‚ market conditions in the oil and gas industry‚ our ability to make and integrate acquisitions, the impact of governmental regulation and other risks more fully described in the company’s filings with the Securities and Exchange Commission.  Forward-looking statements are typically identified by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate” and similar words, although some forward- looking statements may be expressed differently.  All forward looking statements contained in this release, including any forecasts and estimates, are based on management’s outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

          Contact:  Rob Roosa, Finance Manager
                              (512) 427-3300

SOURCE  Brigham Exploration Company
          -0-                             01/03/2007
          /CONTACT:  Rob Roosa, Finance Manager of Brigham Exploration Company, +1-512-427-3300/
          /Web site:  http://www.bexp3d.com /
          (BEXP PHX AEZ)